Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Affinity Bancshares, Inc. of our report dated June 17, 2020  relating to the consolidated financial statements of ABB Financial Group, Inc. appearing in Affinity Bancshares, Inc.’s Prospectus included in Form S-1 (File No. 333-248745).

/s/ Mauldin & Jenkins, LLC
Atlanta, Georgia
January 22, 2021